Exhibit 10.1

◀DATE: ▶	January 8, 2007

◀TO: ▶

◀FROM: ▶	Boris Lipkin

◀CC: ▶

◀RE: ▶	Retention Bonus
As you know, we have just entered into a definitive merger agreement with KLA-Tencor. There is no guarantee that the acquisition will be approved or consummated.
Because of your dedication to the company, and your assistance with this transaction, if you remain an employee of the company until the successful conclusion of the acquisition (that is, through the closing of the merger following the tender offer), and to continue to help in that process, then you will receive a retention bonus of $50,000, less required withholdings, within one week after the effective time of the merger following the tender offer. This bonus is being paid as compensation for past services performed and future services to be performed and has not been calculated based on the number of securities of the company tendered or to be tendered by you and is not conditioned upon you tendering such securities in connection with the acquisition.
This amount will be paid to you whether or not you are offered a position with KLA-Tencor, whether or not you decide to accept any position that is offered to you, and regardless of any Change in Control Severance Agreement that you may have. However, this amount will not be paid if the merger does not close for any reason. Further, this amount will not be paid if, at any time prior to the closing of the merger, your employment with the company terminates for any reason. This letter does not change the at-will nature of your employment. This memo contains the entire terms and conditions of the retention bonus, and supersedes all prior or contemporaneous agreements, understandings or discussions regarding such bonus.
By signing below, you acknowledge that this retention bonus is being paid as compensation for past services performed and future services to be performed and has not been calculated based on the number of securities of the company tendered or to be tendered by you and is not conditioned upon you tendering such securities in connection with the acquisition. Thank you, in advance, for your continued support.
Agreed and accepted:

By:		Date:
[Name]
▶▶▶▶1250 Reliance Way, Fremont CA 94539 ▶Tel: (510) 668-2200 ▶Fax: (510) 656-3863